Exhibit 21

MW Bancorp, Inc.

SUBSIDIARIES OF THE REGISTRANT

NAME OF CORPORATION	STATE OF INCORPORATION	PERCENTAGE OF OWNERSHIP

Watch Hill Bank	Ohio	100%